UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(ZipCode)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As further described in Item 5.07 below, on June 11, 2014, the stockholders of xG Technology, Inc., (the “Company”) approved the decrease of the number of authorized shares of the Company’s common stock, par value $0.0001 per share, (the “Common Stock”), from 300,000,000 to 100,000,000 (the “Decrease”). On June 11, 2014, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to affect the Decrease. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 11, 2014, the Company held an Annual Meeting of Stockholders (the “Annual Meeting”) at 7771 West Oakland Park Blvd., Suite 225, Sunrise, FL 33351. As described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2014, at the Annual Meeting, stockholders were asked to vote on five matters: (i) the election of directors, (ii) the ratification of the appointment of an independent accounting firm, (iii) the amendment of the Company’s Certificate of Incorporation to reduce the number of authorized shares of the Company’s Common Stock, (iv) an advisory resolution on the compensation of the Company’s named executive officers and (v) an advisory resolution on the frequency of future stockholder advisory votes about our executive compensation.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office for each director will be until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors were as follows:

Name	For	Withheld	Broker Non-Votes
George F. Schmitt	9,845,061	622,465	6,538,829
John C. Coleman	9,865,242	602,284	6,538,829
Gary Cuccio	9,858,242	609,284	6,538,829
Kenneth Hoffman	9,869,965	597,561	6,538,829
Richard L. Mooers	9,852,442	615,084	6,538,829
Raymond M. Sidney	9,870,218	597,308	6,538,829
Larry C. Townes	9,868,410	599,116	6,538,829

In addition, the stockholders ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, by a vote of 16,837,574 for; 107,753 against; and 61,028 abstentions. There were no broker non-votes.

The stockholders also approved the proposal to amend the Company’s Certificate of Incorporation to reduce the number of authorized shares of the Company from 300,000,000 to 100,000,000, by a vote of 10,213,655 for; 249,763 against; and 4,108 abstentions. There were 6,538,829 broker non-votes.

The stockholders also approved the advisory resolution on compensation of the Company’s named executive officers by a vote of 10,093,963 for; 145,825 against; and 227,739 abstentions. There were 6,538,829 broker non-votes.

Lastly, the stockholders recommended, on an advisory basis, that future votes on named executive officer compensation be conducted every three years. The results of the advisory resolution were 9,251,633 votes for 3 years; 158,425 for 2 years; 1,014,331 for 1 year; and 43,137 abstentions. There were 6,538,829 broker non-votes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2014		xG TECHONOLOGY, INC.

	By:	/s/ John C. Coleman
Name: John C. Coleman Title: Chief Executive Officer